Exhibit 99.1

CONTACTS:

CORPORATE COMMUNICATIONS		INVESTOR RELATIONS
Sherrie Gutierrez		Laura Guerrant
Aviza Technology, Inc.		Guerrant Associates
Corporate Marketing Manager		Principal
Phone:	+1 (831) 439-6382	Phone:	+1 (808) 882-1467
Fax:	+1 (831) 439-6223	Fax:	+1 (808) 882-1267
sherrie.gutierrez@aviza.com		lguerrant@guerrantir.com

FOR IMMEDIATE RELEASE

AVIZA TECHNOLOGY ANNOUNCES FISCAL YEAR 2008

SECOND QUARTER FINANCIAL RESULTS

SCOTTS VALLEY, Calif., May 6, 2008—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets, today reported results for the second quarter of fiscal year 2008, which ended on March 28, 2008.

•	Shipments for the second quarter totaled $28.3 million.

•	Net sales for the quarter of $30.2 million were in-line with the Company’s guidance of $30 million - $35 million.

•	Second quarter net loss was $30.1 million, or ($1.38) per share. Adjusted net loss was $6.3 million, or ($0.29) per share.

“Our financial results for this quarter reflect the effects of our recently announced plans to restructure the Company’s product strategy, served markets and internal operations,” said Jerry Cutini, Aviza’s president and chief executive officer.  “The most profound impact was the result of a $20.8 million restructuring charge which negatively impacted our gross margin and operating expenses for the quarter.  As we continue to control and monitor our spending, our renewed focus moving forward will concentrate on the new initiatives we set forth.”

FORECAST – FISCAL 2008 THIRD QUARTER ENDING JUNE 27, 2008

The Company’s guidance for the third quarter of fiscal 2008 is predicated on anticipated continued softness in the DRAM market.  Aviza expects that net sales will be in the range of $32 million to $37 million, with an operating loss in the range of approximately $3.0 million - $7.0 million.

NON-GAAP FINANCIAL MEASURES

Aviza uses non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because we believe that they provide additional information with respect to the performance of our fundamental business activities and are also used by securities analysts, investors and other interested parties to evaluate our business on a comparable basis to other companies.  The two non-GAAP financial measures that we use are (i) Adjusted Net Income (Loss) and (ii) Adjusted Net Income (Loss) Per Share.  We believe that Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share provide investors with useful information about our operating results.  We use Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share to review and assess our operating performance.  Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share also allow us to compare our operating results with corresponding prior periods as well as with the operating results of other companies in our industry.

Adjusted Net Income (Loss) is a non-GAAP financial measure that represents GAAP Net Income (Loss) excluding the following items: stock-based compensation, amortization expense, depreciation expense, net interest expense, restructuring and other one-time charges, income taxes and net other (income) expense.  As we have substantial net operating loss carryforward, we have not included the impact of additional income tax provisions in this calculation.  Adjusted Net Income (Loss) Per Share is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by weighted average number of shares outstanding for the period.  A reconciliation of our Adjusted Net Income (Loss) to GAAP Net Income (Loss), the most directly comparable GAAP measure, is provided in the attached table.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income (loss), earnings per share and other consolidated income statement data prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share as supplemental information.

Unless otherwise specified, all references in this press release to financial information are prepared in accordance with accounting principals generally accepted in the United States.

CONFERENCE CALL INFORMATION

Aviza has scheduled a conference call today to discuss the Company’s financial results for the fiscal 2008 second quarter.  The call will be hosted by Jerry Cutini, president and chief executive officer, and Patrick O’Connor, executive vice president and chief financial officer.

Investors will have the opportunity to listen to the conference call over the Internet.  To listen to the live web cast today at 4:30 p.m. EDT / 1:30 p.m. PDT, log on to the Aviza website at www.aviza.com.  To access the live conference call today at 4:30 p.m. EDT / 1:30 p.m. PDT, dial 303-262-2125 or 800-240-2134.

A digital replay will be available on Aviza’s website at www.aviza.com under “Calendar of Events” in the “Investors” section of the website two hours after the conclusion of the conference call.

A telephone replay will also be available two hours after the conclusion of the conference call from May 6 to May 13, 2008.  You may access the telephone replay by dialing 303-590-3000 or 800-405-2236 and entering the confirmation code 11112703#.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur.  These forward-looking statements include, but are not limited to, the statements made by Jerry Cutini and all statements containing the words “believes,” “expects,” “forecast,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.  Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: variability of our revenues and financial performance; risks associated with product development and technological changes; the acceptance of our products in the marketplace by existing and potential future customers; disruption of operations or increases in expenses due to our involvement in litigation or caused by civil or political unrest or other catastrophic events; general economic conditions and conditions in the semiconductor industry in particular; the continued employment of our key personnel and risks associated with competition.  Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings that we have made, particularly in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available from us without charge.  Please review these filings and do not place undue reliance on these forward-looking statements.  We assume no obligation to update these forward-looking statements.

ABOUT AVIZA TECHNOLOGY, INC.

Aviza Technology, Inc. designs, manufactures, sells and supports advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets.  The company’s systems are used in a variety of segments of the semiconductor market, such as advanced silicon for memory devices, advanced 3-D packaging and power integrated circuits for communications.  Aviza’s common stock is publicly traded on the NASDAQ Global Market (NASDAQ GM: AVZA).  Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the United Kingdom, Germany, France, Taiwan, China, Japan, Korea, Singapore and Malaysia.  Additional information about the company can be found at http://www.aviza.com.

-tables follow-

AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 28,	September 28,
	2008	2007

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$15,222	$23,087
Accounts receivable, net	28,318	37,202
Inventory	48,248	45,529
Prepaid expenses and other current assets	6,115	5,317

Total current assets	97,903	111,135

Property and equipment - net	26,356	31,781

Intangible and other assets	3,441	5,164

TOTAL	$127,700	$148,080

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Bank borrowing - short term	$28,046	$15,043
Accounts payable	25,021	22,536
Warranty liability	8,575	11,222
Accrued liabilities	17,301	13,391

Total current liabilities	78,943	62,192

NOTE PAYABLE - Long term	13,004	14,490
OTHER LIABILITIES- Long term	175	—

Total liabilities	92,122	76,682

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock	121,236	118,402
Accumulated deficit and accumulated other comprehensive loss	(85,658)	(47,004)

Total stockholders’ equity (deficit)	35,578	71,398

TOTAL	$127,700	$148,080

AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended			Six Months Ended
	March 28,	December 28,	March 30,	March 28,	March 30,
	2008	2007	2007	2008	2007

NET SALES	$30,174	$34,014	$61,638	$64,188	$123,829

COST OF GOODS SOLD - on net sales	21,035	24,283	42,714	45,318	86,057
COST OF GOODS SOLD - restructuring	13,029	—	—	13,029	—

Total cost of goods sold	34,064	24,283	42,714	58,347	86,057

GROSS PROFIT	(3,890)	9,731	18,924	5,841	37,772

OPERATING EXPENSES:
Research and development costs	7,981	8,039	8,011	16,020	15,714
Selling, general and administrative costs	9,509	9,574	8,221	19,083	16,628
Restructuring costs and other costs	7,792	—	—	7,792	—

Total operating expenses	25,282	17,613	16,232	42,895	32,342

INCOME (LOSS) FROM OPERATIONS	(29,172)	(7,882)	2,692	(37,054)	5,430

OTHER INCOME (EXPENSE):
Interest income	32	52	110	84	137
Interest expense	(536)	(412)	(1,063)	(948)	(2,315)
Other income (expense) - net	14	20	11	34	24

Total other income (expense)	(490)	(340)	(942)	(830)	(2,154)

INCOME (LOSS) BEFORE INCOME TAXES	(29,662)	(8,222)	1,750	(37,884)	3,276

INCOME TAXES	424	298	395	722	796

NET INCOME (LOSS)	$(30,086)	$(8,520)	$1,355	$(38,606)	$2,480

Income (Loss) per share:
Basic	$(1.38)	$(0.40)	$0.08	$(1.80)	$0.15
Diluted	$(1.38)	$(0.40)	$0.07	$(1.80)	$0.14

Weighted average common shares:
Basic	21,856,473	21,060,009	17,538,955	21,458,241	16,844,853
Diluted	21,856,473	21,060,009	18,374,237	21,458,241	17,637,631

AVIZA TECHNOLOGY, INC.

RECONCILIATION TO ADJUSTED NET INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS) PER SHARE

(in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended
	March 28,	December 28,	March 30,
	2008	2007	2007

NET INCOME (LOSS)	$(30,086)	$(8,520)	$1,355

Adjustments to reconcile net income (loss) to adjusted net income (loss)
Stock-based compensation	$467	$528	$477
Amortization expense (1)	151	100	124
Depreciation expense	1,389	1,430	963
Interest expense, net	504	360	953
Other (income) expense, net	(14)	(20)	(11)
Restructuring and other costs	20,821	—	—
Income taxes	424	298	395

ADJUSTED NET INCOME (LOSS)	$(6,344)	$(5,824)	$4,256

Adjusted Income (loss) per share:
Basic	$(0.29)	$(0.28)	$0.24
Diluted	$(0.29)	$(0.28)	$0.23

Weighted average common shares:
Basic	21,856,473	21,060,009	17,538,955
Diluted	21,856,473	21,060,009	18,374,237

(1) Does not include the amortization of debt issuance costs of $33,000, $33,000, and $129,000 during the three months ended March 28, 2008, December 28, 2007 and March 30, 2007 respectively, which are included in interest expense, net.